UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 31, 2024
Date of Report
(Date of earliest event reported)
AGCO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4205 River Green Parkway
Duluth, Georgia 30096
(Address of principal executive offices, including Zip Code)
770 813-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Item 2.01 below is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On April 1, 2024, pursuant to the terms of an Amended and Restated Sale and Contribution Agreement (the “Agreement”) among the AGCO Corporation (“AGCO”), Trimble Inc. (“Trimble”) and PTx Trimble, LLC, formerly known as Trimble Solutions, LLC (the “Joint Venture”), AGCO and Trimble completed (i) the contribution by Trimble to the Joint Venture of Trimble’s OneAg business, which is Trimble’s agricultural business, excluding certain Global Navigation Satellite System and guidance technologies, and an amount of cash, (ii) the contribution by AGCO to the Joint Venture of its interest in JCA Industries, LLC d/b/a JCA Technologies and an amount of cash, and (iii) the purchase by AGCO from Trimble of membership interests in the Joint Venture in exchange for the payment by AGCO to Trimble of $1.954 billion in cash, subject to customary working capital and other adjustments. Immediately following the closing and as a result of the transaction, AGCO directly and indirectly owns an 85% interest in the Joint Venture and Trimble owns a 15% interest in the Joint Venture.

In addition to forming the Joint Venture, Trimble and AGCO concurrently entered into additional agreements that include a long-term supply agreement, a technology transfer and license agreement, a transition services agreement and a trademark license agreement that, among other things, govern Trimble’s provision of certain key Global Navigation Satellite System and guidance technologies, other Trimble products, and transitional services to the Joint Venture and Trimble’s licensing of Trimble trademarks and technology for use by the Joint Venture.

On March 31, 2024, the parties entered into the Agreement, which is an amendment and restatement of the previously announced Sale and Contribution Agreement dated September 28, 2023, among the parties, to make various changes including the addition of the opportunity for the parties to exercise a put and call option with respect to the Joint Venture interest on the third and fourth anniversary of the closing, in addition to the previously-agreed option to exercise the put and call at the fifth anniversary and every two years thereafter.

AGCO financed the transaction through a combination of $1.1 billion in recently-issued senior unsecured notes, a $500 million term loan facility, and the remainder through other borrowings and cash on hand.

A copy of the press release announcing the completion of the transaction is attached as Exhibit 99.1 hereto.

This summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1.

Item 2.03.    Creation of A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 2.01 above is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On April 1, 2024, AGCO issued a joint press release with Trimble announcing the completion of the transaction. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing of AGCO under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	The Filings Referenced for Incorporation by Reference are AGCO Corporation

2.1	Amended and Restated Sale and Contribution Agreement	Filed herewith
99.1	Press Release dated April 1, 2024.	Filed herewith
99.2	Combined financial statements of the OneAg Business of Trimble Inc. as of December 29, 2023, and for the year ended December 29, 2023.	March 14, 2023, Form 8-K, Exhibit 99.1
99.3	Unaudited pro forma condensed combined financial statements of AGCO as of December 31, 2023, and for the year ended December 31, 2023.	March 14, 2023, Form 8-K, Exhibit 99.2
104	Cover Page Interactive Data File - the cover page from this current report on Form 8-K is formatted in Inline XBRL.	Filed herewith

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Damon Audia
Damon Audia Senior Vice President and Chief Financial Officer

Dated: April 1, 2024